Exhibit 99.1

Selectica Announces Fourth Quarter and Full Year Fiscal 2009

Financial Results

Company posts record contract lifecycle management software revenue

SAN JOSE, Calif., June 10 — Selectica, Inc. (Nasdaq: SLTC), a leading provider of enterprise contract lifecycle management and sales configuration solutions, today announced financial results for its fourth quarter and full fiscal year ending March 31, 2009.

Highlights:

•	$16.4 million in total revenue for the full year fiscal 2009

•	242% growth in contract lifecycle management software revenue over the fourth quarter of fiscal 2008 and 40% growth over the previous quarter

•	29% increase in total revenue in the fourth quarter fiscal 2009 versus the previous quarter

•	10 sales transactions in the fourth quarter fiscal 2009, including both new customers and existing customers making additional commitments

•	100% customer maintenance renewal rate in the fourth quarter fiscal 2009

•	16% decrease in operating expenses in the fourth quarter fiscal 2009 versus the same period a year ago

•	Announced a new contract lifecycle management agreement and global go-to-market alliance with EMC Corporation in April

“I am pleased by our success in growing revenue and by the demonstrated loyalty of our customer base,” said Brenda Zawatski, co-chair of Selectica. “Selectica customers have recognized that our solutions can help companies cut costs, boost productivity, decrease risk, and increase revenue. This confidence is reinforced by the agreement we announced with EMC in April. Going forward, we are continuing to execute on our strategy to reduce expenses while making focused investments to enhance our competitive position.”

Revenue for the fourth quarter of fiscal 2009 was $5.4 million compared to $4.2 million for the third quarter of fiscal 2009 and $3.0 million for the fourth quarter of fiscal 2008. Net loss for the fourth quarter of fiscal 2009 was $1.5 million, or $(0.03) per share, compared to a net loss of $1.8 million, or $(0.06) per share, in the third quarter of fiscal 2009 and a net loss of $2.5 million, or $(0.09) per share, in the fourth quarter of fiscal 2008. Cash, cash equivalents, and short-term investments were $23.5 million at March 31, 2009.

For the full year fiscal 2009, Selectica reported revenue of $16.4 million compared to $16.0 million for the full year fiscal 2008. Net loss for the full year fiscal 2009 was $8.4 million, or $(0.26) per share, compared to a net loss of $23.9 million, or $(0.84) per share for the full year fiscal 2008.

Contract lifecycle management solutions delivered record revenues for the fourth quarter and full year, representing 72% and 60% of total revenues in the fourth quarter and fiscal year 2009, respectively. Sales configuration revenues represented 28% and 40% of total revenues for the same periods.

On February 4, 2009, Selectica completed the exchange of its outstanding stock purchase rights for 26.8 million shares of common shares to eligible shareholders as a result of a triggering event under the terms of its Rights Agreement.

On March 31, 2009, Selectica completed the sale of its Indian subsidiary for approximately $4.3 million, which while representing a gain on the books of Selectica’s U.S. parent resulted, after an approximately $2.5 million in non-cash charges on the books of Selectica India, in a net charge to earnings of approximately $1 million.

On April 23, 2009, Selectica announced the availability of a new solution that leverages EMC Documentum enterprise content management and business process management technologies. Selectica also announced a global go-to-market alliance agreement with EMC Corporation whereby the two companies will co-market and jointly sell the solution.

The company today announced that, following a review of its business operations, it has implemented a re-alignment and restructuring, reducing headcount by approximately 20% with an anticipated reduction in operating expenses of approximately $2 million annually.

Conference Call:

Selectica will host a conference call to discuss its financial results today at 5:00 p.m. EDT (2:00 p.m. PDT). To access the conference call by phone, dial (877) 941-8631. The conference call will also be webcast live via the Internet and can be accessed on the investor relations section of the company’s website (www.selectica.com). An archive of the webcast will be available in the same location shortly after the completion of the call.

About Selectica, Inc.

Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica’s enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, Rockwell Automation, Tellabs, and 7-Eleven. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-KSB, and other reports filed by the Company with the Securities and Exchange Commission.

Contact:

Investor Contact: Scott Wilson, (415) 785-7945, ir@selectica.com

Media Contact Allen Pogorzelski, (408) 545-2531, pr@selectica.com

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 2009	March 2008	March 2009	March 2008
Revenues:
License	$1,633	$106	$3,569	$4,588
Services	3,737	2,880	12,876	11,415

Total revenues	5,370	2,986	16,445	16,003

Cost of revenues:
License	57	73	206	255
Services	1,687	1,076	5,563	3,946

Total cost of revenues	1,744	1,149	5,769	4,201

Gross profit	3,626	1,837	10,676	11,802

Operating expenses:
Research and development	1,107	1,303	4,218	5,045
Sales and marketing	1,696	1,797	6,307	6,664
General and administrative	1,166	1,440	5,522	5,427
Litigation settlement	—	72	92	16,275
Restructuring	—	28	675	1,193
Professional fees related to stock option investigation	—	68	38	3,596

Total operating expenses	3,969	4,708	16,852	38,200

Operating loss	(343)	(2,871)	(6,176)	(26,398)

Interest and other income, net	(1,100)	372	(2,089)	2,858

Loss before provision for income taxes	(1,443)	(2,499)	(8,265)	(23,540)
Provision for income taxes	76	49	157	361

Net loss	$(1,519)	$(2,548)	$(8,422)	$(23,901)

Basic and diluted net loss per share	$(0.03)	$(0.09)	$(0.26)	$(0.84)

Reconciliation to non-GAAP net loss
Net loss	$(1,519)	$(2,548)	$(8,422)	$(23,901)
Litigation settlement	—	72	92	16,275
Restructuring	—	28	675	1,193
Professional fees related to stock option investigation	—	68	38	3,596

Non-GAAP net loss	$(1,519)	$(2,380)	$(7,617)	$(2,837)

Non-GAAP basic and diluted net loss per share	$(0.03)	$(0.08)	$(0.23)	$(0.10)

Weighted average shares outstanding for basic and diluted net loss per share	45,412	28,585	32,828	28,457

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2009	March 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$23,256	$22,137
Short-term investments	196	13,076
Accounts receivable	5,598	1,330
Prepaid expenses and other current assets	2,485	919

Total current assets	31,535	37,462

Property and equipment, net	1,060	2,185
Other assets	672	593

Total assets	$33,267	$40,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of note payable to Versata	$786	$786
Accounts payable	3,133	518
Current portion of accrual for restructuring liability	1,276	1,937
Accrued payroll and related liabilities	720	740
Other accrued liabilities	1,509	735
Deferred revenue	3,931	1,984

Total current liabilities	11,355	6,700

Accrual for restructuring liability, net of current portion	—	924
Note payable to Versata	4,588	5,113
Other long-term liabilities	48	245

Total liabilities	15,991	12,982

Stockholders’ equity	17,276	27,258

Total liabilities and stockholders’ equity	$33,267	$40,240